     Exhibit 23.1

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50508) pertaining to the Maxicare Health Plans, Inc. 1990 Stock Option Plan, and the stock option agreement with Peter J. Ratican dated December 5, 1990, the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12803) pertaining to the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, the Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, the Maxicare Health Plans, Inc. 1995 Stock Option Plan, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Peter J. Ratican dated as of February 27, 1995, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Eugene L. Froelich dated as of February 27, 1995; the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88005) pertaining to the Maxicare Health Plans, Inc. 1999 Stock Option Plan; and the incorporation by reference in the Registration Statement on Form S-3 (No. 333-48458) and the incorporation by reference in the Registration Statement on Form S-2 (No. 333-41510) of our report dated March 14, 2003 with respect to the 2002 consolidated financial statements and schedules of Maxicare Health Plans, Inc. in its annual report on Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Los Angeles, California
April 7, 2003

47